UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2025

Stellus Capital Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00971	46-0937320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 2200 Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 292-5400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 28, 2025, Stellus Capital Investment Corporation (the “Company”) announced that it will redeem part of its outstanding 4.875% Notes due 2026 (the “2026 Notes”) pursuant to Section 1104 of the indenture, dated as of May 5, 2014, by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”), as trustee, and Section 1.01(h) of the third supplemental indenture, dated as of January 14, 2021, by and between the Company and the Trustee. The Company will redeem 50% (or $50 million in aggregate principal amount of the $100,000,000 aggregate principal amount) of the outstanding 2026 Notes on September 30, 2025 (the “Redemption Date”). The redemption price for the 2026 Notes equals 100% of the $50,000,000 aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest otherwise payable for the current quarterly interest period accrued to, but excluding, the Redemption Date. This Current Report on Form 8-K does not constitute notice of redemption of the 2026 Notes. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Notice of Redemption of 4.875% Notes due 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2025	Stellus Capital Investment Corporation

	By:	/s/ W. Todd Huskinson
W. Todd Huskinson
Chief Financial Officer, Chief Compliance Officer, Treasurer, and Secretary